Exhibit 99.1


Per-Se Technologies Reports 2005 Fourth Quarter and Full-Year Results;
                Raises 2006 EPS and Cash Flow Guidance


    ALPHARETTA, Ga.--(BUSINESS WIRE)--March 7, 2006--

     Physician Solutions Sets Record Net New Business Sold for 2nd Consecutive Year; 2005 Cash Flow from Operations Reached $49 Million

    Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians, pharmacies and hospitals realize their financial goals, today released its results for the fourth quarter and year ended December 31, 2005.
    On a GAAP basis, in the fourth quarter of 2005 the Company reported revenue of $93.4 million, operating income of $10.4 million, or 11.1% of revenue, and income from continuing operations of $11.4 million, or $0.33 per diluted share. The Company expensed approximately $74,000 of integration costs during the fourth quarter related to the NDCHealth acquisition and recorded a non-cash tax benefit of $2.2 million related to the partial release of its deferred tax asset valuation allowance.
    On a non-GAAP basis, excluding the expenses related to the NDCHealth acquisition and the non-cash tax benefit, the Company had adjusted income from continuing operations of $9.3 million, or $0.27 per diluted share, in the fourth quarter of 2005, compared to $7.7 million, or $0.24 per diluted share, in the same period a year ago.
    For comparison purposes, in the fourth quarter of 2004 on a GAAP basis, the Company reported revenue of $89.4 million, operating income of $8.5 million, or 9.6% of revenue, and income from continuing operations of $35.8 million, or $1.10 per diluted share in 2004. In the fourth quarter of 2004, the Company recorded a non-cash tax benefit of $28.1 million, or $0.86 per diluted share, related to the partial release of its deferred tax asset valuation allowance.
    "Our fourth quarter and full year 2005 results demonstrated the profitability and cash flow potential of our business," stated Philip
M. Pead, Per-Se's chairman, president and chief executive officer. "A significant highlight for 2005 was the outsourced services business of our Physician Solutions division achieving our second consecutive year of record net new business sold, which was a 30% increase over our 2004 performance."

    Full-Year Results

    On a GAAP basis, the Company reported revenue for the year ended December 31, 2005 of $372.7 million, operating income of $41.1 million, or 11.0% of revenue, and income from continuing operations of $38.2 million, or $1.15 per diluted share. On a non-GAAP basis, excluding the fourth quarter expenses related to the NDCHealth acquisition of $74,000 and the non-cash tax benefit of $2.2 million, the Company had adjusted income from continuing operations of $36.1 million, or $1.08 per diluted share.
    For comparison purposes, in 2004 on a GAAP basis, the Company reported revenue of $352.8 million and income from continuing operations of $44.8 million, or $1.36 per diluted share in 2004. On a non-GAAP basis, excluding the fourth quarter non-cash tax benefit of $28.1 million, a $1.5 million gain on a positive litigation settlement, $6.3 million in additional procedures expenses, $1.0 million in corporate relocation expenses and $5.9 million in debt refinancing costs, the Company had 2004 adjusted income from continuing operations of $28.5 million, or $0.86 per diluted share.
    Cash flow from continuing operations for the year ended December 31, 2005, was $48.8 million, compared to $48.9 million in 2004. In 2004, cash flow from operations included a positive litigation settlement of $16.2 million and a use of cash of approximately $6.3 million related to additional procedures. Capital expenditures and capitalized software development costs were $14.2 million during the year 2005, versus $13.0 million in 2004.

    Physician Solutions Division

    The Physician Solutions division reported revenue and operating income of $68.5 million and $6.9 million, respectively, or 10.1% of revenue, for the fourth quarter of 2005, compared to revenue and operating income of $65.2 million and $7.3 million, respectively, or 11.2% of revenue, for the same quarter of 2004. The year-over-year margin decline was related to the office-based physician practice management business, which was in the final stage of completing the customer conversion to the company's new web-based ASP platform. This conversion was completed in the December 2005, and the duplicate expenses have been reduced.
    The Physician Solutions division had net new business sold in the fourth quarter of $8 million, and a record $25 million for full year 2005. The Company defines net new business sold as the annualized revenue value of new contracts signed in a period, less the annualized revenue value of terminated business in that same period.
    The Physician Solutions division had a net backlog of approximately $12 million as of December 31, 2005, compared to a net backlog of $5 million a year ago. Net backlog represents the expected annualized revenue related to new contracts signed with the business still to be implemented, less the expected annualized revenue related to existing contracts where discontinuance notification has been received.

    Hospital Solutions Division

    The Hospital Solutions division reported revenue of $28.3 million and operating income of $6.5 million, or 23.1% of revenue, for the fourth quarter of 2005. This compares to revenue of $27.6 million and operating income of $4.7 million, or 17.1% of revenue, in the same quarter of 2004. The year-over-year margin expansion was related to revenue mix in the division and cost controls.
    In December 2005, the Company acquired privately held Integra Solutions, a hospital revenue cycle management outsourcing firm offering a full suite of services, including revenue cycle consulting, claims auditing and other outsourced accounts receivable services. Integra is expected to be a component of the Company's outsourcing growth strategy in the hospital market.
    New business sold in the Hospital Solutions division was approximately $3 million in the fourth quarter and $14 million for full-year 2005. Medical-related transaction volume increased approximately 3% in the fourth quarter and 14% for full-year 2005 when compared to the same prior year periods.

    NDCHealth Corporation Acquisition

    Per-Se completed the acquisition of NDCHealth and its physician, hospital and pharmacy businesses on January 6, 2006 following the sale of the NDCHealth pharmaceutical information management business to Wolters Kluwer Health. The Company implemented a new operating and management structure immediately after completing the transaction, and expects to achieve the high end of the previously stated $15 million to $20 million in integration savings in year one.
    "Our integration is progressing well and the merger has been well received by NDCHealth customers and employees," stated Pead. "This transaction has clear strategic value. We believe the added breadth and depth of our combined operations will enhance our competitive position in the industry, create new business opportunities, and further our goal to help healthcare providers be financially successful."
    As previously disclosed, in connection with the acquisition the Company also secured financing in the form of a new senior credit facility consisting of a $435 million Term Loan B and a $50 million revolving credit facility. The Term Loan B bears interest at a rate of LIBOR plus 2.25% and matures in seven years.

    2006 EPS and Cash Flow Guidance Raised

    "Our stated objective is to grow earnings by 20% per year," stated Pead. "Our 2006 guidance reiterates our expectations that the NDCHealth acquisition will be accretive to EPS and significantly accretive to cash flow."
    The Company's 2006 year-over-year growth expectations are based on unaudited pro forma 2005 income statement information prepared by management that include the businesses acquired as part of the NDCHealth transaction.
    The Company expects consolidated 2006 revenue to be in the range of $625 million to $635 million, which would be 8% to 10% growth over unaudited 2005 pro forma revenue. Consolidated operating income margins for full year 2006 are expected to be between 14.5% and 15%, versus pro forma 2005 margins of approximately 7.2%. The expected 2006 and the pro forma 2005 revenue and operating income reflect adjustments for elimination of revenues between Per-Se and NDCHealth, and consistent purchase accounting adjustments for both periods.
    Due to accretion from its acquisition of NDCHealth, the Company raised its full year 2006 adjusted diluted earnings per share expectations to a range of $1.30 to $1.40, which represents an increase of 20% to 30% over 2005 adjusted EPS results. Adjusted diluted EPS guidance for 2006 excludes expected transition and integration-related costs related to the NDCHealth merger, an in-process R&D write-off expense, any further partial release of the Company's deferred tax asset valuation allowance, and stock-based compensation expense.
    The Company's 2006 adjusted diluted EPS guidance excludes the estimated impact of adopting Statement of Financial Accounting Standards (SFAS) No. 123 (R), Share-Based Payment, which requires the expensing of stock options and other stock-based compensation. This Statement is effective for the Company on January 1, 2006. While the Company is currently evaluating the adoption of the Statement and its financial statement impact, we expect to incur an additional non-cash expense related to the adoption of SFAS 123 (R) of approximately $8 million to $9 million, or $0.18 to $0.21 per diluted share, which includes expenses related to stock-based compensation grants expected in 2006.
    The Company expects full year 2006 adjusted cash flow from continuing operations to be in the range of $100 million to $110 million, excluding expected NDCHealth transition costs and merger-related costs, representing a more than 100% increase from the Company's 2005 operating cash flow performance. The Company expects capital expenditures and capitalized software development costs to be between $40 million and $42 million.
    Adjusted EBITDA for full year 2006 is expected to be in the range of $142 million to $147 million. After consideration of the allocation of purchase price under the SFAS 141 guidelines (accounting for business combinations), depreciation and amortization is expected to be in the range of $51 million to $52 million for 2006. Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization and excluding expected NDCHealth merger-related costs, an in-process R&D write-off expense, and stock-based compensation expense.
    The Company expects net interest expense to be approximately $33 million to $34 million for 2006. Provision for income taxes is expected to be $2 million to $3 million, and excludes any non-cash adjustment to the Company's tax valuation allowance that may be required in 2006. The Company expects to record a non-cash tax benefit related to a further partial release of its deferred tax valuation allowance in the first quarter of 2006. This further release of the deferred tax valuation allowance will be based on projections of the amount of additional pre-tax income, which includes the NDCHealth businesses acquired in January 2006, which could be offset by the Company's net operating loss carryforwards (NOLs) in the next two years.
    The Company expects to incur approximately $18 million to $20 million in cash costs in 2006 related to transition and integration activities including financial systems conversion, external consultants and temporary staff, severance and other costs incurred in connection with the NDCHealth acquisition. Of this amount, approximately $10 million to $12 million will be reflected in the 2006 GAAP income statement, with most of these costs expected to be incurred in the first and second quarters of 2006 as integration of the NDCHealth operations progresses. Additionally, the Company will fund approximately $15 million to $17 million of post-closing merger-related costs related to funding of certain benefit plan liabilities, tax liabilities and working capital adjustments related to the sale of NDCHealth's pharmaceutical information management business to Wolters Kluwer Health. These cash payments were anticipated and have been accrued as part of the merger, and will not be reflected in the 2006 income statement. Additionally, based on preliminary estimates, during the first quarter of 2006 the Company expects to record a non-cash expense of approximately $13 million related to the write-off of In-Process R&D related to the NDCHealth acquisition.
    For the first two quarters of 2006, the Company expects adjusted diluted earnings per share from continuing operations of $.17 to $.20 in the first quarter and $.30 to $.33 in the second quarter. This guidance excludes expected transition and integration-related costs related to the NDCHealth merger, an in-process R&D write-off expense, any further partial release of the Company's deferred tax asset valuation allowance, and stock-based compensation expense.

    Segment Guidance

    By segment, the Company is forecasting revenue for the Physician Solutions division of between $325 million and $330 million, or 6.5% to 7.5% growth over pro forma 2005. Operating margins are forecasted to be in the range of 15% to 16% for the full year 2006. The Company expects to achieve net new business sold during 2006 for hospital-based outsourcing in the Physician Solutions division of $25 million to $35 million, compared to $25 million in 2005.
    For the Hospital Solutions division, the Company forecasts full year revenue for the division of $180 million to $185 million, or 10.5% to 11.5% growth over pro forma 2005, and operating margins are expected to be between 24% and 25% in 2006. The Company expects to achieve new business sold of $20 million to $30 million, compared to approximately $14 million in 2005.
    The Pharmacy Solutions division is expected to deliver revenue of $130 million to $135 million, or 10% to 12% growth over pro forma 2005 revenue, with operating margins of 19% to 20% for the full year 2006. The Company expects to achieve new business sold during 2006 in the Pharmacy Solutions division of $25 million to $35 million.
    "We continue to operate in a vibrant healthcare market and, with our leadership in the physician, hospital and pharmacy market segments, we believe Per-Se is well positioned to deliver strong earnings and cash flow growth in 2006," stated Pead. "We expect the acquisition of NDCHealth to result in combined operations that have a 90% recurring revenue stream and strong cash flow characteristics. We are focused on capitalizing on the opportunities that this strategic acquisition brings to Per-Se."

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 10:00 a.m. Eastern time today, March 7, 2006. All interested investors are invited to access a live audio broadcast of the call via webcast. The webcast can be accessed at www.per-se.com in the Investors section by selecting the webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians, pharmacies and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to: 2006 projections, costs and revenue growth, margin and other financial projections; full year 2006 new business sold forecasts; the Company's ability to successfully integrate and capitalize on synergies associated with the acquisition of NDCHealth; and the impact of adopting SFAS 123 (R). Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to implement successfully sales backlog; lack of revenue growth; client losses; technical issues in processing claims through the Company's clearinghouses; failure to gain integration synergies from the NDCHealth acquisition; any tax valuation allowance benefit; outcome of pending legal matters; and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement and Factors That May Affect Future Results of Operations, Financial Condition or Business included in the Company's Form 10-Q for the quarter ended September 30, 2005, and its Form 10-K for the year ended December 31, 2004. The Company disclaims any responsibility to update any forward-looking statements.

                       PER-SE TECHNOLOGIES, INC.
                      CONDENSED SEGMENT REPORTING
                       (unaudited, in thousands)

                                   Three Months Ended   Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                     2005     2004      2005     2004
                                   -------- -------- -------- --------
Revenue
 Physician Solutions             $ 68,513 $ 65,156  $274,576 $260,473
 Hospital Solutions                28,250   27,649   112,282  105,923
 Eliminations                      (3,381)  (3,397)  (14,140) (13,605)
                                   -------- -------- -------- --------
   Consolidated                  $ 93,382 $ 89,408  $372,718 $352,791
                                   ======== ======== ======== ========

Operating Income
 Physician Solutions             $  6,915 $  7,321  $ 31,345 $ 27,566
 Hospital Solutions                 6,537    4,720    24,367   23,323
 Corporate                         (3,079)  (3,495)  (14,631) (21,955)
                                   -------- -------- -------- --------
   Consolidated                  $ 10,373 $  8,546  $ 41,081 $ 28,934
                                   ======== ======== ======== ========


                       PER-SE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (unaudited, in thousands)

                                        December 31,    December 31,
                                            2005            2004
                                       --------------- ---------------
Assets
Cash and cash equivalents                     $61,161         $42,422
Restricted cash                                    20              51
Accounts receivable, net                       54,397          49,407
Other current assets                            6,539           7,729
Property and equipment                         16,843          15,512
Goodwill                                       38,199          32,549
Other intangible assets                        21,946          20,784
Deferred income tax asset, net                 30,294          28,115
Other                                          10,124           6,122
                                       --------------- ---------------
                                             $239,523        $202,691
                                       =============== ===============

Liabilities and Stockholders' Equity
Current liabilities                           $36,959         $34,480
Deferred revenue                               25,821          24,127
Current portion of long-term debt                 135              98
Long-term debt                                125,490         125,527
Other long-term obligations                     5,312           5,484
Stockholders' equity                           45,806          12,975
                                       --------------- ---------------
                                             $239,523        $202,691
                                       =============== ===============


                       PER-SE TECHNOLOGIES, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (unaudited, in thousands except per share data)

                                     Three Months
                                        Ended           Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------

Revenue                           $ 93,382 $ 89,408 $372,718 $352,791
                                   -------- -------- -------- --------

Cost of services                    62,776   59,838  248,372  232,661
Selling, general and
 administrative                     20,159   21,024   83,191   85,351
Other expenses                          74      ---       74    5,845
                                   -------- -------- -------- --------
  Operating income                  10,373    8,546   41,081   28,934
Interest expense                     1,417    1,342    5,777    6,825
Interest income                       (580)    (193)  (1,655)    (525)
Loss on extinguishment of debt         ---      ---      ---    5,896
                                   -------- -------- -------- --------
Income before income taxes           9,536    7,397   36,959   16,738
Income tax benefit                  (1,909) (28,415)  (1,286) (28,101)
                                   -------- -------- -------- --------
Income from continuing operations   11,445   35,812   38,245   44,839
                                   -------- -------- -------- --------
Loss from discontinued operations,
 net of tax - Patient1                 ---       --      ---      (18)
Gain on sale of Patient1, net of
 tax                                   434      135      434    3,784
Loss from discontinued operations,
 net of tax - Business1                ---      ---      ---     (303)
Loss on sale of Business1, net of
 tax                                   ---      ---      ---     (130)
Loss from discontinued operations,
 net of tax - Other                    (20)      80      (20)     (14)
                                   -------- -------- -------- --------
  Net income                      $ 11,859 $ 36,027 $ 38,659 $ 48,158
                                   ======== ======== ======== ========

Diluted net income per common
 share:
  Income from continuing
   operations excluding other
   expenses and debt retirement
   costs and deferred tax benefit $   0.27 $   0.24 $   1.08 $   0.86
  Other expenses                       ---      ---      ---    (0.17)
  Debt retirement costs                ---      ---      ---    (0.18)
  Partial release of deferred tax
   valuation allowance                0.06     0.86     0.07     0.85
                                   -------- -------- -------- --------
  Income from continuing
   operations                         0.33     1.10     1.15     1.36
Gain on sale of Patient1, net of
 tax                                  0.01     0.01     0.01     0.11
Loss from discontinued operations,
 net of tax - Business1                ---      ---      ---    (0.01)
                                   -----------------------------------
  Net income                      $   0.34 $   1.11 $   1.16 $   1.46
                                   ======== ======== ======== ========

Weighted average shares used in
 computing diluted earnings per
 share                              34,792   32,511   33,386   33,082
                                   ======== ======== ======== ========


                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (unaudited, in thousands)

                                           Year Ended December 31,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------
Cash Flows From Operating Activities:
Net income                                    $38,659         $48,158
Adjustments to reconcile net income to
 cash provided by operating activities:
    Depreciation and amortization              14,959          15,456
    Loss on extinguishment of debt                ---           5,896
    Gain on sale of Patient1                     (434)         (3,784)
    Loss from discontinued operations              20             465
    Changes in assets and liabilities,
     excluding effects of acquisitions
     and divestitures                          (4,431)        (17,267)
                                       --------------- ---------------
  Net cash provided by continuing
   operations                                  48,773          48,924
  Net cash used for discontinued
   operations                                     ---            (434)
                                       --------------- ---------------
  Net cash provided by operating
   activities                                  48,773          48,490
                                       --------------- ---------------

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired             (5,405)         (1,141)
Purchases of property and equipment            (8,108)         (6,337)
Software development costs                     (6,121)         (6,681)
Proceeds from sale of subsidiaries                ---           3,654
Capitalized acquisition costs                  (3,763)            ---
Other                                            (260)            (76)
                                       --------------- ---------------
  Net cash used for investing activities      (23,657)        (10,581)
                                       --------------- ---------------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock
 options                                        9,219           7,398
Proceeds from borrowings                          ---         125,000
Treasury stock purchase                       (15,404)        (24,999)
Deferred financing costs                          ---          (6,378)
Other                                            (116)             96
Repayments of debt                                (76)       (121,875)
                                       --------------- ---------------
  Net cash used for financing activities       (6,377)        (20,758)
                                       --------------- ---------------

Cash and Cash Equivalents:
Net change in cash                             18,739          17,151
Balance at beginning of period                 42,422          25,271
                                       --------------- ---------------
Balance at end of period                      $61,161         $42,422
                                       =============== ===============


                       PER-SE TECHNOLOGIES, INC.
   RECONCILIATION OF ADJUSTED INCOME FROM CONTINUING OPERATIONS AND
       ADJUSTED EPS TO INCOME FROM CONTINUING OPERATIONS AND EPS
            (unaudited, in thousands except per share data)

                                         Quarter ended December 31,
                                       -------------------------------
                                         2005    EPS     2004    EPS
                                       -------- ------ -------- ------

Adjusted income from continuing
 operations (a non-GAAP measure)        $9,340   $.27   $7,697   $.24
  NDCHealth integration-related
   expenses                                (74)    --       --     --
  Tax benefit related to the partial
   reversal of the deferred tax asset
   valuation allowance                   2,179    .06   28,115    .86
                                       -------- ------ -------- ------
Income from continuing operations -
 Consolidated                          $11,445   $.33  $35,812  $1.10
                                       ======== ====== ======== ======


                                           Year ended December 31,
                                       -------------------------------
                                         2005    EPS     2004    EPS
                                       -------- ------ -------- ------

Adjusted income from continuing
 operations (a non-GAAP measure)       $36,140  $1.08  $28,481   $.86
  NDCHealth integration-related
   expenses                                (74)    --       --     --
  Tax benefit                            2,179    .07   28,115    .85
  Gain on positive litigation
   settlement                               --     --    1,526    .05
  Corporate office relocation               --     --   (1,040)  (.03)
  Additional procedures                     --     --   (6,347)  (.19)
  Loss on extinguishment of debt            --     --   (5,896)  (.18)
                                       -------- ------ -------- ------
Income from continuing operations -
 Consolidated                          $38,245  $1.15  $44,839  $1.36
                                       ======== ====== ======== ======


    The Company believes income and earnings per share from continuing operations, excluding tax benefit from the partial release of the deferred tax asset valuation allowance, NDCHealth acquisition expenses, gain on positive litigation settlement, Corporate office relocation, additional procedures and loss on extinguishment of debt are additional meaningful measures of operating performance and facilitate comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding (1) the gain related to the settlement of the Company's litigation with Lloyd's, (2) the lease expense related to the relocation of the Company's corporate offices, (3) the costs associated with the additional procedures requested by the Company's external auditors as part of their year-end 2003 audit, (4) the costs associated with the issuance of the convertible debentures and subsequent retirement of the Company's debt, (5) NDCHealth acquisition expenses and (6) the tax benefit related to the Company's partial release of its deferred tax asset valuation allowance. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                       PER-SE TECHNOLOGIES, INC.
 2005 PRO FORMA REVENUE AND OPERATING INCOME MARGIN AND 2006 GUIDANCE
                      (unaudited) ($ in millions)

                                           Year ended December 31,
                                       -------------------------------
                                       Pro forma 2005   2006 Guidance
                                       --------------- ---------------
Physician Solutions:
  Revenue                                        $308      $325 - 330
  Operating income margin %                        na         15 - 16%

Hospital Solutions:
  Revenue                                         165       180 - 185
  Operating income margin %                        na         24 - 25%

Pharmacy Solutions:
  Revenue                                         121       130 - 135
  Operating income margin %                        na         19 - 20%

Intersegment revenue eliminations                 (14)       (14 - 15)
                                       --------------- ---------------

Total:
     Consolidated Revenue                        $580      $625 - 635
     Operating income margin %                    7.2%      14.5 - 15%
                                       =============== ===============


    The 2005 pro forma unaudited revenue and operating income margin information is based on the historical financial statements of Per-Se Technologies, Inc. and NDCHealth Corporation. NDCHealth's previously reported results have been adjusted to correspond with Per-Se's fiscal year by deducting interim period results from the most recent fiscal year-end information of NDCHealth and adding the comparable succeeding year interim period results. 2005 pro forma unaudited revenue and operating income margin are presented as if the acquisition of NDCHealth and NDCHealth's disposal of its information management business to Wolters Kluwer Health, Inc. occurred as of January 1, 2005. In determining the above financial information, the combined historical results of Per-Se and NDCHealth were adjusted to eliminate sales and related costs of sales for NDCHealth's information management business and for normal business transactions between Per-Se and NDCHealth. This pro forma financial information is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information, including, without limitation, purchase accounting adjustments. The unaudited pro forma revenue and operating income margin is not intended to represent or to be indicative of the consolidated revenue or operating income margin of Per-Se that would have been reported had the acquisition of NDCHealth and sale of the information management business been completed as of January 1, 2005. 2006 projected revenues and operating income margin excludes NDCHealth acquisition-related expenses, stock-based compensation expense, and the tax benefit from the partial release of the deferred tax asset valuation allowance. In addition, the 2006 projected revenues and operating income margins of Per-Se constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Accordingly, such statements are subject to the Safe Harbor Statement set forth above. Actual revenues and operating margins for 2006 may differ significantly from such projections.

                       PER-SE TECHNOLOGIES, INC.
        RECONCILIATION OF ADJUSTED INCOME PER SHARE (EPS) FROM
                   CONTINUING OPERATIONS TO GAAP EPS
                              (unaudited)

                                           Year ended December 31,
                                       -------------------------------
                                         2005 Actual    2006 Guidance
                                       --------------- ---------------

Adjusted EPS, Diluted                       $1.08      $1.30 - 1.40
  NDCHealth transition/integration-
   related expenses                            --         .23 - .28
  Stock-based compensation expense             --         .18 - .21
  In-process R&D expense                       --               .30
  Tax benefit                                 .07                --(a)
                                       --------------- ---------------
EPS                                         $1.15        $.56 - .66
                                       =============== ===============


    The Company believes income (earnings) per share from continuing operations, excluding NDCHealth acquisition-related expense, stock-based compensation expense, in-process R&D expense and the tax benefit from the partial release of the deferred tax asset valuation allowance is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding (1) stock-based compensation expense, (2) NDCHealth transition and integration-related expenses, and (3) the tax benefit related to the Company's partial release of its deferred tax asset valuation allowance. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

    (a) The Company's 2006 diluted EPS guidance excludes any partial release of its deferred tax asset valuation allowance that may be recorded, based on projections of the amount of pre-tax income that could be offset by the Company's net operating loss carryforwards
(NOLs) in the next two years.

                       PER-SE TECHNOLOGIES, INC.
                RECONCILIATION OF 2006 EBITDA GUIDANCE
                      (unaudited) ($ in millions)

                                                         Year ended
                                                        December 31,
                                                       ---------------
                                                        2006 Guidance
                                                       ---------------

Adjusted EBITDA                                          $142 - 147
  NDCHealth transition/integration-related expenses         10 - 12
  In-process R&D expense                                         13
  Stock-based compensation expense                            8 - 9
                                                       ---------------
EBITDA                                                   $110 - 115
  Depreciation & amortization expense                       51 - 52
                                                       ---------------
Operating income                                            58 - 63
  Interest expense, net                                     33 - 34
  Income tax provision                                        2 - 3(b)
                                                       ---------------
Income from continuing operations                          $23 - 28
                                                       ===============


    The Company believes earnings before interest, taxes, depreciation and amortization expense (EBITDA), excluding NDCHealth merger-related expenses, in-process R&D expense, stock-based compensation expense and tax benefit from the partial release of the deferred tax asset valuation allowance is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding (1) NDCHealth transition and integration-related expenses and (2) the tax benefit related to the Company's partial release of its deferred tax asset valuation allowance. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to more thoroughly evaluate its expected performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

    (b)The Company's 2006 income from continuing operations guidance excludes any partial release of its deferred tax asset valuation allowance that may be recorded, based on projections of the amount of pre-tax income that could be offset by the Company's net operating loss carryforwards (NOLs) in the next two years.

                       PER-SE TECHNOLOGIES, INC.
               RECONCILIATION OF ADJUSTED CASH FLOW FROM
             OPERATIONS TO GAAP CASH FLOW FROM OPERATIONS
                      (unaudited) ($ in millions)

                                           Year ended December 31,
                                       -------------------------------
                                         2005 Actual    2006 Guidance
                                       --------------- ---------------

Adjusted Cash Flow from Operations              $48.8      $100 - 110
  NDCHealth transition, integration,
  and merger-related costs                         --         33 - 37
                                       --------------- ---------------
Cash Flow from Operations                       $48.8        $63 - 77
                                       =============== ===============

    The Company believes net cash provided by operating activities (cash flow from operations), excluding NDCHealth merger-related costs is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding (1) NDCHealth transition and integration-related costs and (2) the tax benefit related to the Company's partial release of its deferred tax asset valuation allowance. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

    CONTACT: Per-Se Technologies, Alpharetta
             Robert Borchert, 770-237-7539
             investors@per-se.com